Exhibit 10.87



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                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement") is made and entered into as of the 18th day of March, 1997, by and between Sparta Surgical Corporation, a Delaware corporation (the "Company") and Thomas F. Reiner (the "Optionee").

     WHEREAS, Optionee is the President, Chief Executive Officer, Chairman and Treasurer of the Company;

     WHEREAS, the Company desires to issue to the Optionee options in consideration for his providing his personal guaranty as to certain amounts owing from the Company to J&C Resources, Inc., a New Hampshire corporation pursuant to a promissory note in the principal amount of One Hundred Sixty Five Thousand Dollars ($165,000); and

     WHEREAS, the Company desires to grant to Optionee an option to purchase up to 165,000 shares of the Company's Common Stock, and the Optionee desires to accept such options, upon the terms and conditions set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Grant of Option. Subject to the provisions set forth herein and in consideration of the agreements of the Optionee herein provided, the Company hereby grants to Optionee an option (hereinafter the "Option") to purchase a total of 165,000 shares of the Company's Common Stock.

     2. Purchase Price. The exercise price of the Option granted hereunder shall be $0.33 per share of Common Stock, which is in excess of the fair market value of the Common Stock on the date hereof.

     3. Period of Exercise.

     (a) The Option being granted hereunder shall expire on March 17, 2004, unless otherwise provided for in this Agreement.

     (b) Optionee may exercise the Option granted hereunder so long as he is an employee of the Company, except as provided in Paragraph 4 with respect to termination of employment.

     4. Termination of Employment. In the event that the employment of the Optionee with the Company is terminated for any reason, the Optionee may exercise the Option within three (3) months after the date of such termination; provided, however, that:

     (a) If the Optionee's employment is terminated because he is disabled within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, then the Optionee shall have one (1) year to exercise the Option (to the extent it is exercisable at the date of termination).


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     (b) If the Optionee dies,  then the Optionee's  legal  representative  or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee may exercise the Option (to the extent
it  is  exercisable  at  the  date  of   termination),   but  Optionee's   legal
representative or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee must exercise the Option within one (1) year after the date of Optionee's death.

     (c) If Optionee's employment is terminated for "cause" the Option shall terminate immediately.

     (d) If Optionee's employment is terminated on or before March 17, 1999 other than for the reasons set forth in subsections (a), (b) or (c) of this
Section 4, the Optionee shall be entitled to purchase the entire amount of shares available under this Option.

     (e) In no event (including by death of the Optionee) may the Option be exercised after March 17, 2004.

     For purposes of this Agreement, "cause" shall be considered as the occurrence of any of the following events: (i) Optionee's refusal or intentional failure to carry out the reasonable directives of the Board of Directors, repeated after written notice of such refusal or failure has been given to Optionee, and having a material adverse effect upon the Company's business or financial circumstances; (ii) Optionee's habitual gross neglect of a substantial portion of his duties with the Company, which has not been cured by the Optionee within 30 days after prior written notice thereof is given by the Board of Directors to the Optionee; and (iii) the Optionee's conviction of a felony involving fraud, theft, or embezzlement. In no event shall "cause" be deemed to mean the Board of Director's mere disagreement, after the fact, with any lawful action undertaken by the Optionee in the good faith exercise of his business judgment.

     5. Adjustment Provisions. The aggregate number of shares of Common Stock subject to the Option and the option price per share shall be appropriately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of the shares, whether through reorganization, recapitalization, stock split-up, stock distribution, or a combination of shares, or resulting from the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.


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     6. Method of  Exercise.  The  Optionee  may  exercise the Option by written notice to the Company accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares of Common Stock to be issued and, in the event of an exercise under the terms of Paragraphs 4 (b) hereof, appropriate proof of the right to exercise the Option, registered in the name of the Optionee (or other purchaser under Paragraph 4 hereof) as soon as practicable after receipt of the notice.

     7. Withholding. In any case where withholding is required or advisable under federal, state, or local law in connection with any exercise by the Optionee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to the Optionee or may require the Optionee to remit to the Company an amount equal to such appropriate amounts prior to the delivery of any stock certificate or certificates for shares of Common Stock.

     8. Acquisition, Merger, and Liquidation.

     (a) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled in such merger or consolidation.

     (b) A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger, or consolidation. However, the Optionee either shall be provided a firm commitment whereby the resulting or surviving corporation in a merger or consolidation shall tender to the Optionee an option to purchase its shares and which shall otherwise substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or in the Optionee's sole discretion, the Optionee shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Option whether or not then exercisable, subject to the provisions of this Agreement.

     9. Securities Registration.

     (a) If, at any time or times after the date hereof, the Company shall file any registration statement pursuant to the Securities Act of 1933, as amended, covering securities of the same class as the Common Stock issuable upon the exercise of the Option (hereinafter referred to as "Registration", and the act of so doing as "to Register") other than solely for the purpose of specific acquisitions of subsidiary enterprises, the Company will give the Optionee advance written notice of such Registration, and the Company will afford the Optionee, if so requested, the opportunity to have any Common Stock issuable


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pursuant to the Option then held by him  included in the  Registration,  if such request is made within 15 days after receiving such notice, to the extent and under the condition that such Registration is permissible under applicable laws; provided, however, that the notice provisions and other rights under this
Section 9 shall not apply to any Registration by the Company to the extent that, in the good faith opinion of the managing underwriter used by the Company in such Registration (which opinion shall be delivered to Optionee in writing, signed by an officer of such underwriter), the inclusion of the Registrable Shares or of more than a designed portion thereof in such Registration would be detrimental to the public offering attendant to such Registration, in which case such "underwriter's cutback" shall be allocated among any other selling stockholders on a pro rata basis in accordance with theirrespective amounts of Common Stock then owned of record (or issuable pursuant to Option owned of record) which they have requested in writing to be Registered as set forth herein. The Optionee shall comply with such reasonable requirements as may be imposed by the Company or the managing underwriter upon offering stockholders of the Company generally, in order to effect an orderly distribution.

     (b) At the Optionee's request and expense, and after exercise of the Option, upon a single occasion only, the Company shall be required to register the Common Stock acquired by Optionee upon the exercise of the Option under the Securities Act of 1933, as amended. No request may be made under this Section 9 within 120 days after the effective date of a registration statement filed by the Company respecting a firm commitment underwritten public offering in which the Optionee shall have been entitled to join pursuant to Section 9 (a) hereof.

     10. Requirements of Law. The granting of the Option and the issuance of shares of Common Stock upon the exercise of such Option shall be subject to all applicable federal and state laws, rules and regulations.

     11. No Obligation to Exercise Option. The grant of the Option hereunder shall impose no obligation upon the Optionee to exercise such Option.

     12. Transferability. The Option may be exercised only by the Optionee, during the Optionee's lifetime, and may not be transferred other than by will or the applicable laws or descent or distribution. This Agreement and the Option granted hereunder shall not otherwise be transferred, assigned, pledged, or hypothecated for any purpose whatsoever and are not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, or hypothecation or other disposition of this Agreement and the Option granted hereunder, other than in accordance with the terms set forth herein, shall be void and of no effect.


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     13.  Representation.  The Optionee represents for himself and his heirs and legatees that any and all Common Stock purchased under this Agreement shall be acquired for the Optionee's own account for investment and not with a view to, or for sale in connection with, any distribution of the Common Stock so purchased or, in the case of acquisition by the Optionee's estate, that the Common Stock shall be acquired for resale in a transaction which, in the opinion of counsel for the Company, shall not violate any federal or state law. The Company will, if it is deemed necessary, require that an appropriate legend be inscribed on any certificates issued under this Agreement, indicating that transfer of the share of Common Stock is restricted, and an appropriate stop transfer order shall be entered with the Company's transfer agent with respect to such share of Common Stock.

     14. Shareholder Rights. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price of such shares of Common Stock shall have been paid in full.

     15. Standard Provisions.

     (a) This Agreement constitutes the entire agreement of the parties and supersedes any prior or contemporaneous understandings or agreements of the parties with respect to the matters covered hereunder.

     (b) No amendment, change, or modification of any of the terms, provision, or conditions of this Agreement shall be effective unless made in writing and signed or initiated on behalf of the parties hereto.

     (c) At the election of the Optionee, any dispute respecting this Agreement, whether commenced by the Company or Optionee may be resolved by arbitration before a three person panel of independent arbitrators to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration compelled to this section shall be held at the AAA office nearest to the Optionee's residence at the time such action is commenced. The Optionee shall be entitled to a stay of any legal proceeding instituted against by the Company in the event that an election to arbitrate pursuant to this Section is made.

     (d) If a suit or action is instituted in connection with any controversy arising out of this Agreement or in the enforcement of any rights hereunder, the Optionee shall be entitled to recover his actual costs and reasonable attorneys' fees, including fees on any appeal.


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     (e) If any clause, sentence,  provision, or other portion of this Agreement is or becomes illegal, null, void, or unenforceable for any reason, or is held by any court of competent jurisdiction to be so, the remaining portion shall remain in force and effect.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

     (g) This Agreement shall be interpreted and construed in accordance with the laws of the State of California. In the event that, notwithstanding Section 15 (c), any litigation relating to this Agreement is held to be permissible, the venue thereof shall be in the appropriate court with jurisdiction over the matter in dispute for the county in which the Optionee resides at the time of the filing of the lawsuit in question.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the effective date first set forth above.

COMPANY:

SPARTA SURGICAL CORPORATION


By: /s/ Allan J. Korn                            By: /s/ Michael Y. Granger
   Allan J. Korn, Director                          Michael Y. Granger, Director

OPTIONEE:


 /s/ Thomas F. Reiner
Thomas F. Reiner


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